                                                                     Exhibit 2.4

[LOGO OF APRISMA]                                          [LOGO OF RIVER STONE]


                            Memorandum of Agreement
                                   Regarding
                  Aprisma-Riverstone Inter-Company Operations

                              Dated: June 3, 2000

     This Memorandum of Agreement ("MOA") contains an agreement between Aprisma Management Technologies, Inc., a Delaware corporation ("Aprisma") and Riverstone Networks, Inc., a Delaware corporation ("Riverstone"). Aprisma and Riverstone (collectively the "Parties") are controlled subsidiaries of Cabletron Systems, Inc., a Delaware corporation ("Cabletron") and maintain various commercial relationships. The Parties or their predecessor divisions have been operating as independent companies since March 1, 2000 in accordance with the provisions described in this MOA and its Exhibits and now wish to formalize the terms and conditions under which they will continue to provide products and services to each other by executing this MOA.

     The Parties intend to agree on and execute one or more definitive Inter-Company Operating Agreements to govern their relationships as soon as practicable. These definitive agreements may contain additional or modified terms and conditions. The Parties agree, however, that this MOA and its Exhibits reflect their agreement with respect to their commercial relationships and contain commitments that shall be legally binding unless and until more definitive Inter-Company Operating Agreements are executed and become effective.

     This MOA includes:

     Exhibit A      Basic Terms and Conditions
     Exhibit B      Riverstone Product Development Agreement
     Exhibit C      Aprisma Products Reseller Agreement
     Exhibit D      Aprisma Services Agreement
     Exhibit E      Aprisma Products Referral Agreement

In Witness Whereof, the Parties have caused this MOA to be executed by their duly authorized representatives:

Aprisma Management Technologies, Inc.        Riverstone Networks, Inc

By: /s/ Michael Skubisz                      By: ___________________________
    ---------------------------
Name: Michael Skubisz                        Name: _________________________
      -------------------------
Title: President                             Title _________________________
       ------------------------

[LOGO OF APRISMA]                                          [LOGO OF RIVER STONE]


                            Memorandum of Agreement
                                   Regarding
                  Aprisma-Riverstone Inter-Company Operations

                              Dated: June 3, 2000

     This Memorandum of Agreement ("MOA") contains an agreement between Aprisma Management Technologies, Inc., a Delaware corporation ("Aprisma") and Riverstone Networks, Inc., a Delaware corporation ("Riverstone"). Aprisma and Riverstone (collectively the "Parties") are controlled subsidiaries of Cabletron Systems, Inc., a Delaware corporation ("Cabletron") and maintain various commercial relationships. The Parties or their predecessor divisions have been operating as independent companies since March 1, 2000 in accordance with the provisions described in this MOA and its Exhibits and now wish to formalize the terms and conditions under which they will continue to provide products and services to each other by executing this MOA.

     The Parties intend to agree on and execute one or more definitive Inter-Company Operating Agreements to govern their relationships as soon as practicable. These definitive agreements may contain additional or modified terms and conditions. The Parties agree, however, that this MOA and its Exhibits reflect their agreement with respect to their commercial relationships and contain commitments that shall be legally binding unless and until more definitive Inter-Company Operating Agreements are executed and become effective.

     This MOA includes:

     Exhibit A      Basic Terms and Conditions
     Exhibit B      Riverstone Product Development Agreement
     Exhibit C      Aprisma Products Reseller Agreement
     Exhibit D      Aprisma Services Agreement
     Exhibit E      Aprisma Products Referral Agreement

In Witness Whereof, the Parties have caused this MOA to be executed by their duly authorized representatives:

Aprisma Management Technologies, Inc.        Riverstone Networks, Inc

By: ___________________________              By: Romulus S. Pereira
                                                 ---------------------------
Name: _________________________              Name: Romulus S. Pereira
                                                   -------------------------
Title: ________________________              Title President & CEO
                                                   -------------------------

EXHIBIT A           BASIC TERMS AND CONDITIONS

1.   Definitions - Any capitalized terms not defined in this Exhibit shall have
     -----------
     the meanings ascribed to them in the MOA and the other Exhibits thereto. As used in this MOA:

Aprisma Product               means the services and hardware and software
                              products listed on the Aprisma published price list supplied to Riverstone.

Business Days                 means weekdays excluding United States federal
                              holidays when those days fall or are celebrated on weekdays.

Claim                         has the meaning set forth in Section 7

Confidential Information      has the meaning set forth in Section 4.

Dispute                       has the meaning set forth in Section 9.

Intellectual Property         means all copyrights, trademarks, patents and
                              other intangible property of the Parties.

MOA means this Memorandum of Agreement and all its Exhibits.

Notice                        has the meaning set forth in Section 8.

Orders means orders placed by one Party on the other Party for that Party's Products that include the information required by Section 3.2 or agreed to by the Parties.

Parties Aprisma and Riverstone, each of which may be referred to as a "Party."

Product                       means any Riverstone Product or Aprisma Product.

Riverstone Product            means the services and hardware and software
                              products listed on the Riverstone published price list supplied to Aprisma.

Territory                     unless otherwise specified in this MOA or agreed
                              by the Parties, the Territory is worldwide.

Transformation Agreement      means the agreement dated __, 2000 by and among
                              Cabletron and certain other Cabletron affiliates governing the transformation of Cabletron.

2.   Relationship of the Parties - The Parties shall operate their respective
     ---------------------------
     businesses as if they are independent entities.

3.   Commercial Terms
     ----------------

3.1  Application of Cabletron Standard Licenses and Warranties - All Product
     ----------------------------------------------------------
     warranty terms and all license terms for Products sold hereunder shall be according to Cabletron's then-current standard U.S. warranty or license for the type of product or service in question unless otherwise mutually agreed to by the Parties in writing as an amendment to this MOA and attached hereto as an additional Exhibit. All such warranties and licenses are available from Cabletron upon request.

3.2  Orders - The Party placing an Order ("the Ordering Party") shall submit the
     ------
     Order to the location and in the manner designated by the Party on which the Order is placed (the "Shipping Party"). All Orders are subject to acceptance by the Shipping Party. No additional or different terms on the face or reverse side of any Order, or in any written communication shall supersede the terms of this MOA, unless such terms are agreed upon in advance, set forth in writing, and signed by an authorized signatory of both Parties. Each Order shall contain: (i) a complete list of the Products to be purchased specifying quantity, type, description and purchase price; (ii) the delivery date and ship-to location; (iii) the invoicing address; and (iv) any special terms and conditions agreed to in writing by the Parties. Orders may only be placed via electronic document transfer, facsimile, or hard copy. Verbal or telephone orders must be followed promptly by one of the transmission means described above.

3.3  Acceptance and Rejection - Orders may be rejected by a Shipping Party in
     ------------------------
     its reasonable discretion, provided that any Order shall be deemed accepted unless the Shipping Party provides notice of rejection to the Ordering Party within ten (10) Business Days after receipt of the Order. The Ordering Party may request changes to Orders including reschedules and cancellation of either all or portions of a Order, however the Shipping Party reserves the right to offer a different solution, reject the change or cancellation or to accept it and assess a charge of up to five percent (5%) of the Order if the change or cancellation is requested within ten
     (10) days of the scheduled ship date of the Order.

3.4  Invoices and Payment - All payments for Products shall be due and payable
     --------------------
     thirty (30) days after the receipt of the invoice. Should a dispute arise regarding payment of any amount due, the undisputed portion shall be paid within thirty (30) days after the receipt of the invoice. Disputed amounts that remain unpaid for ninety (90) days or more shall be treated as a Dispute under Section 9 hereto and resolved according to the process outlined in Section 9.

3.5  Delivery - The Shipping Party shall deliver Products, Incoterms Ex-Works,
     --------
     the shipping location of the Shipping Party, with the Ordering Party responsible for the cost of freight and insurance. The Shipping Party will use commercially reasonable efforts to deliver all Products pursuant to the Shipping Party's published lead-times, and, whenever possible, to meet requests for expedited delivery in accordance with the delivery date specified in the Order. Products will ship from the regular shipping location closest location to which the Order was submitted, provided the Ordering Party places Orders for delivery within the Shipping Party's published lead-times. Products will be packed and packaged according to the Shipping Party's then current standard packaging methods.

3.6  Special Requests and Changes - If the Ordering Party request an expedited
     ----------------------------
     delivery of a Product, the Ordering Party shall pay any resulting premium freight and other expedited delivery charges. The Shipping Party reserves the right to schedule, reschedule, or make partial shipments, provided that the Shipping Party shall give the Ordering Party reasonable advance notice of any such scheduled delivery change and the Ordering Party shall agree to any such changes. When Products or component parts are in short supply, or on an industry wide allocation, the Shipping Party will allocate its available inventory and make deliveries on a basis the Shipping Party deems equitable, in its sole discretion, and without liability to the Ordering Party on account of the method of allocation chosen or its implementation. Special packaging or packing requirements shall be quoted by the Shipping Party, and mutually agreed to in advance.

3.7  Carriers - Products will be shipped by a the carrier designated in writing
     --------
     by the Ordering Party, provided that in the absence of any specific shipping instructions from the Ordering Party, the Shipping Party may select the carrier. In no event, however, shall the Shipping Party be liable for the shipment or shall the carrier be deemed an agent or representative of the Shipping Party. The Ordering Party shall be responsible for filing any claims directly with the carrier.

3.8  Taxes - The Ordering Party shall be liable for all taxes, duties, levies,
     -----
     and fees associated with the delivery of the Shipping Party's Products to the Ordering Party, but not including any income taxes owed by the Shipping Party.

4.   Confidentiality - It is anticipated that during the Term of this MOA the
     ---------------
     Parties will exchange Confidential Information (as defined below). For purposes of this Section, the Party disclosing the Confidential Information is the "Discloser" and the Party receiving the Confidential Information is the "Recipient". "Confidential Information" shall include, but not be limited to, information relating to (i) the technical specifications of the Products, (ii) the development, research, testing, marketing and financial activities of the Discloser, (iii) the identity and special needs of the customers or suppliers of the Discloser, and (iv) the people and organizations with whom the Discloser has business relationships and those relationships. All Confidential Information acquired by Recipient or its employees or agents shall remain Discloser's exclusive property, and Recipient shall use its best efforts (which in any event shall not be less than the efforts Recipient takes to ensure the confidentiality of its own proprietary and other confidential information) to keep, and have its employees and agents keep, any and all such information and data confidential, and shall not copy or publish or disclose it to others, or authorize its employees, or agents or anyone else to copy, publish, or disclose it to others, without Discloser's prior written approval, and shall return such information and data to Discloser at its request. Recipient shall only use any Confidential Information in connection with its performance under this MOA. Except as provided herein, upon termination or expiration, a Recipient shall deliver to Discloser all Confidential Information furnished by Discloser, which is then in the possession of the Recipient, and shall not retain copies of the same.

5.   Term and Termination
     --------------------

5.1  Termination of MOA - Unless terminated in advance by written agreement of
     ------------------
     the Parties or under Section 10 of the Transformation Agreement, the terms of this MOA shall remain in effect and binding until the earlier of: (i) the date that a definitive Inter-Company Operating Agreement between the Parties becomes effective; or (ii) a date three (3) years from the date hereof.

5.2  Limitation of Liability for Termination - In the event this MOA is
     ---------------------------------------
     terminated, neither Party shall be liable to the other for compensation, reimbursement or damages on account of the loss of prospective profits or anticipated sales, or on account of expenditures, investments, leases or commitments in connection with the business or good will of the other Party, or for any other reason relating to or arising from such termination.

6.   Limitation of Liability - NEITHER PARTY SHALL BE LIABLE FOR ANY
     -----------------------
     CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, LOST PROFITS AND UNLIQUIDATED INVENTORY), INDIRECT, SPECIAL OR PUNITIVE DAMAGES EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES EXCEPT (I) IN CONNECTION WITH A BREACH OF THE CONFIDENTIALITY PROVISIONS SET FORTH IN THIS MOA (II) MISAPPROPRIATION OF INTELLECTUAL PROPERTY AND (III) TO THE EXTENT ANY SUCH DAMAGES ARE A PART OF AN INDEMNIFIED LOSS AGAINST WHICH A PARTY IS ENTITLED TO BE INDEMNIFIED PURSUANT TO THE OTHER PROVISIONS OF THIS MOA.

7.   Intellectual Property: Permissions, Infringement, and indemnification
     ---------------------------------------------------------------------

7.1  Ownership and Title - The Party owning the Intellectual Property in
     -------------------
     question as of the date hereof shall be considered and remain the "Owning Party" of such Intellectual Property. Nothing herein shall grant to the other Party any right, title or interest in the Intellectual Property of the Owning Party. The Parties acknowledge that any unauthorized use of Intellectual Property will cause immediate and irreparable harm to the Owning Party and shall entitle it to appropriate injunctive relief

7.2  Publicity - Each Party may accurately publicize its business relationships
     ---------
     with the other Party and may advertise the Products that contain Trademarks of the Owning Party of such Trademarks and which the other Party is authorized to sell under this MOA. The Parties agree to use and acknowledge all Trademarks when advertising or referring to the authorized Products. The Owning Party may, at its option, require prior approval of any materials, as to substance, form and style used by the other Party in its advertising. All other permissions or licenses of Intellectual Property shall be agreed to mutually by the Parties in an Exhibit attached hereto.

7.3  Indemnification - Each Party shall indemnify, defend and hold harmless the
     ---------------
     other Party and its affiliates and their respective directors, officers, shareholders, employees and agents from and against any and all claims, demands, suits, actions, judgments, costs and liabilities, including attorneys' fees, relating to or arising out of any allegation that Products furnished under this MOA infringe or violate any patent, copyright, trade secret, trade name, trade dress, mask work, mask rights, trademark or any other proprietary right (a "Claim") and shall pay all costs and damages awarded; provided, the foregoing indemnity shall not apply: (i) to any Claim that arises as a consequence of the combination of the Products not authorized by the Owning Party where such claim would not have occurred but for such combination; or (ii) to any Claim relating to use of a Product following the date on which the Owning Party made available a non-infringing version of such Product. Each Party agrees to promptly notify the Owning Party of such Claim and permit the Owning Party to defend and compromise such Claim provided, the other Party's failure to so notify the Owning Party shall not diminish the Owning Party's indemnity obligations hereunder except to the extent such other Party's delay in notifying the Owning Party materially prejudices the Owning Party's defense of such matter. If an injunction or exclusion order preventing the use of the Products results from such a claim or, if the other Party reasonably believes such an injunction is likely, the Owning Party shall, at its expense, and at the other Party's request, use commercially reasonable efforts to either (i) obtain for the other Party the right to continue using the Products, or (ii) modify the Products to make them non-infringing. In the event that the Owning Party cannot obtain such right for the other Party, or perform such modification the Owning Party shall repurchase all such Products from the other Party at the purchase price, provided that for any Products no longer in the inventory of the other Party or such Party's resellers, the repurchase price will be the purchase price subject to straight line five year depreciation.

8.   Notices - Where electronic communication is available, the Parties may
     -------
     communicate with each other by electronic means. The Parties agree that when electronic communications are used, they are the equivalent of written and signed documents except for Notices given under this MOA which if transmitted electronically, shall also be sent via facsimile transmission (with a copy by U.S. mail or overnight courier (signature required)). Notices shall be deemed effective upon receipt or refusal to accept delivery. Routine business communications (such as Product discontinuance announcements and changes to prices) shall not be deemed to be a Notice. All Notices required by this MOA shall be made:

     If to Aprisma:
          to it at:             Aprisma Management Technologies, Inc.
                                121 Technology Drive
                                Durham, NH 03824
                                Attention: President
                                Telecopier No.: (603) 337-7784

          With a copy to:       Ropes & Gray
                                One International Place
                                Boston, MA 02110
                                Attention: David A. Fine
                                Telecopier No.: (617) 951-7050

     If to Riverstone:
          to it at:             Riverstone Networks, Inc.
                                5200 Great America Parkway
                                Santa Clara, CA
                                Attention: President
                                Telecopier No.: (408) 878-6501

          With a copy to:       Ropes & Gray
                                One International Place
                                Boston, MA 02110
                                Attention: David A. Fine
                                Telecopier No.: (617) 951-7050


     Copies of all Notices provided under this MOA shall simultaneously be given to Cabletron at:

     Cabletron Systems, Inc.
     35 Industrial Way
     Rochester, NH, USA 03867
     Attention: Eric Jaeger or Chief Financial Officer
     Facsimile No. 603-337-2388

          With a copy to:       Ropes & Gray
                                One International Place
                                Boston, MA 02110
                                Attention: David A. Fine
                                Telecopier No.: (617) 951-7050


9.   Dispute Resolution
     ------------------

9.1  Consultation - The Parties shall make good faith efforts to resolve any
     ------------
     dispute arising under this MOA ("Dispute") through consultations between their chief executive officers or their designated representatives. These individuals shall meet in person or speak via conference call for the purposes of resolving the Dispute within seven (7) Business Days of a Notice of the Dispute being received. Notwithstanding the existence of any Dispute, the Parties shall continue to operate under the MOA as if no dispute exists.

9.2  Unresolved Disputes - If the Parties are unable to resolve a Dispute
     -------------------
     through the consultation in 9.1, the Dispute shall be resolved by the Chief Executive Officer of Cabletron or such other officers or directors of Cabletron as the Chief Executive Officer of Cabletron may deem appropriate under the circumstances.

10.  General Terms
     -------------

10.1 Entire Agreement and Amendment - This MOA, its Exhibits and all documents
     ------------------------------
     incorporated by reference, constitute the entire and only understanding between the Parties. Unless otherwise provided herein or in Section 10 of the Transformation Agreement, no amendment or modification to this MOA shall be binding on either Party unless made in writing and signed by duly authorized representatives of both Parties.

10.2 Choice of Laws - This MOA and all Orders for products or services placed
     --------------
     under the terms of this MOA shall be governed by the laws of the State of New Hampshire, regardless of the laws that might otherwise govern under applicable conflict and choice of laws principles.

10.3 Assignment - Except as set forth below, any assignment of this MOA shall be
     ----------
     null and void. Assignment shall include any change in control of a Party. This MOA may be assigned by either Party: (i) in connection with any sale or merger of such Party (or a major group or division of such Party), provided that written notice is provided to the non-assigning Party at least thirty (30) days before such transaction closes; (ii) in whole or in part to one or more wholly owned subsidiaries of the assigning Party; or
     (iii) with the written consent of the non-assigning Party.


10.4 Relationship of the Parties - This MOA creates no relationship of joint
     ---------------------------
     venture, franchise or partnership, and neither Party has the authority to assume or create any obligation or responsibility on behalf of the other Party. Except as expressly provided in this MOA, neither Party shall hold itself out as the representative, agent, franchisee or employee of the other Party.

10.5 Force Majeure - Except in the case of one Party's failure to pay any
     -------------
     amounts due hereunder, neither Party shall be liable for any damages or penalties for delay in delivery nor for failure to give notice when such delay is due to the elements, acts of God, acts of the other Party, acts of civil or military authority, fires, or floods, epidemics, quarantine restrictions, war, riots, strikes, lockouts or other labor disputes, delays in transportation, delays in delivery by vendors, or any other causes, without limitation, which are beyond the reasonable control of the delayed Party. The delivery date shall be considered extended by a period of time equal to the time lost because of any delay, which is excusable under this provision.

10.6 Import and Export Controls - Certain products, services or information that
     --------------------------
     are to be sold, licensed or otherwise provided by one Party to the other pursuant to this MOA may be subject to import or export control laws of the United States government and other governments. Each Party assures the other that the Shipping Party will comply with those regulations at the Shipping Party's expense when ever the Shipping Party exports or re-exports controlled products, controlled technical data or any product produced directly from controlled technical data.

10.7 Waiver or Severability - No provision of this MOA shall be deemed to have
     ----------------------
     been waived because a Party fails to enforce the provision. If any term of this MOA shall be declared illegal, invalid or unenforceable, such term shall be construed to be enforceable to the maximum extent permitted and, if not so construable, shall be deemed deleted from this MOA, provided that if such construction or deletion substantially alters the commercial basis of this MOA, the Parties shall negotiate in good faith to amend the terms of this MOA to give effect to their original intent.

10.8 Survival - Appropriate provisions of this MOA, including but not limited to
     --------
     the following shall survive after the Term has expired: Sections 3, 4, 6, 7, 9 and 10.

                                End of Exhibit A
                                ----------------

EXHIBIT B      RIVERSTONE PRODUCT DEVELOPMENT AGREEMENT

Any capitalized terms not defined in this Exhibit shall have the meanings ascribed to them in the MOA and the other Exhibits thereto. This Exhibit, together with the MOA, governs the sale of Riverstone Products to Aprisma. Definitions are contained in Section 4 below.

1.   Prices & Discounts:
-----------------------

Riverstone agrees to sell Riverstone Products to Aprisma, exclusively for product development and internal use purposes, at Landed Cost.

2.   Resale Restrictions:
------------------------

Riverstone Products sold under this Exhibit are for internal use only and Aprisma may not resell these products.

3.   Special Terms:
------------------

The parties agree to comply with the special terms detailed below provided that no such term shall alter the terms of the MOA or any other Exhibit to the MOA.
  _____________________________________________________________________
  _____________________________________________________________________
  _____________________________________________________________________
  _____________________________________________________________________

3.   Certain Defined Terms:
--------------------------

Capitalized Terms not defined herein shall have the meaning ascribed to them in the MOA and its other Exhibits.

Landed Cost shall mean the cost to the Partner Subsidiary producing the product,
-----------
to produce such Product and deliver it to the Ordering Party (as defined in
Section 3.2 of Exhibit A) under the delivery terms of Exhibit A.
               ---------

EXHIBIT C APRISMA PRODUCTS RESELLER AGREEMENT

Any capitalized terms not defined in this Exhibit shall have the meanings ascribed to them in the MOA and the other Exhibits thereto. This Exhibit, together with the MOA, governs the sale of Aprisma Products by Riverstone. Definitions are contained in Section 6 below.

1.   Prices & Discounts:
-----------------------

Discounts: For promotional purposes only, Aprisma agrees to sell Aprisma Products to Riverstone at fifty percent (50%) off of Aprisma List Price for Aprisma Products requested for shipment before September 30, 2000. After September 30, 2000 the parties agree to review performance and adjust any Discounts according to Table I below.

Aprisma Products: Beginning on October 1, 2000, Aprisma agrees to sell Aprisma Products to Riverstone for resale to End User Customers on a sliding scale basis outlined on Table I below:

                                    TABLE I
 ------------------------------------------------------------------------------
    Annual Net Revenue          Standard         Additional    Aggregate Total
  (measured each quarter)       Discount         Discount          Discount
 ------------------------------------------------------------------------------
      $0 - 2 million               30%               0%              30%
 ------------------------------------------------------------------------------
      *2 - 5 million               30%               5%              35%
 ------------------------------------------------------------------------------
      *5 - 10 million              30%              10%              40%
 ------------------------------------------------------------------------------
      * 10 million                 30%              15%              45%
 ------------------------------------------------------------------------------
* more than

Annual Net Revenue will be approximated at the end of each Fiscal Quarter by mulitplying the Fiscal Quarter Net Revenue for the just-completed Fiscal Quarter by four. The Discount from Table I will then apply until the end of current Fiscal Quarter. Discounts outlined above are only for Aprisma Products and shall not apply to Third Party Products.

Third Party Products: Aprisma agrees to sell Third Party Products to Riverstone at twenty percent (20%) off Aprisma List Price.

Custom Products: Aprisma agrees to sell Custom Products to Riverstone at ten percent (10%) of Aprisma List Price.

2.   Training:
-------------

A. Minimum Training Requirements: Each Fiscal Year, Aprisma agrees to train, and Riverstone agrees to have trained, a minimum of:

(i) two (2) Sales Engineers for every $2.5 million of Annual Net Target Revenue; and
(ii) one (1) Sales Representative for every $2.5 million of Annual Net Target Revenue free of charge.

These Minimum Training Requirements shall be reviewed by Aprisma each Fiscal Quarter. Notwithstanding anything to the contrary contained herein, should Riverstone fail to have the number of trained employees to meet the requirements outlined in 3(A)(i) and (ii) above, Aprisma may apply the Discounts outlined in Table I based on the current Annual Net Revenue.

B. Sales Training: Aprisma agrees to provide to Riverstone all Sales Training free of charge.

C. Pre-Sales Training: Aprisma agrees to provide to Riverstone Pre-Sales Training at no charge for up to one hundred (100) people who register within 120 days of execution of the MOA.

D. Internal Technical Training: Aprisma agrees to provide Internal Technincal Training to Riverstone employees at a twenty five percent (25%) discount off of Aprisma List Price.

E. Customer Use Training: Aprisma agrees to provide Customer Use Training to Riverstone End User Customers at ten percent (10%) discount off of Aprisma List Price.

4.   Marketing Development Funds:
--------------------------------

Aprisma shall accrue Marketing Development Funds which are two percent (2%) of Riverstone's previous Fiscal Quarter's Net Revenues.

5.   Special Terms:
------------------

The parties agree to comply with the special terms detailed below provided that no such term shall alter the terms of the MOA, or any other Exhibit to the MOA.
  _____________________________________________________________________
  _____________________________________________________________________
  _____________________________________________________________________
  _____________________________________________________________________

6.   Certain Defined Terms:
--------------------------

Capitalized Terms not defined herein shall have the meaning ascribed to them in the MOA and its other Exhibits.

Annual Net Revenue: shall mean, at the end of a Fiscal Quarter, the product of
------------------
the most-recently-completed Fiscal Quarter Net Revenue times four. This amount shall be calculated at each Fiscal Quarter to determine the Discounts, MDF and Training required to be provided hereunder.

Aprisma List Price shall mean the prices listed on the Aprisma Price List.
------------------

Aprisma Price List shall mean the price list supplied to Riverstone by Aprisma.
------------------

Custom Products shall mean anything developed and/or sold by Aprisma not listed
----------------
on the Aprisma Price List.

Discount shall mean the discounts set out in Section 1 of this Exhibit.
--------

End User Customer:  shall mean the customer which purchases the Products
-----------------
directly from Riverstone for its specific ownership and internal use.

Fiscal Quarter: shall mean the Cabletron Fiscal Quarters in any given year as
--------------
determined by Cabletron.

Fiscal Quarter Net Revenue: shall mean net revenue for the most recently
--------------------------
completed Fiscal Quarter which is determined by totaling the net revenue from all invoices placed by Riverstone on Aprisma for Products actually shipped prior to the last date of such Fiscal Quarter including Aprisma Products and Third-Party Products and subtracting any Returns.

Marketing Development Funds or "MDF" shall mean funds pre-approved by Aprisma
------------------------------------
which may be utilized by Partner exclusively for the business and marketing activities related to Aprisma Products.

Returns shall mean any Aprisma Products returned to Aprisma by Riverstone.
-------

Sales Engineer shall mean Enterasys employees that work with Sales
--------------
Representatives to recommend design and deployment plans for Aprisma Products.

Sale Representative shall mean an Enterasys employee that directly sell to the
-------------------
End User Customer.

Third Party Products: shall mean any product listed or marked as a third-party
--------------------
product on the Aprisma Price List.

Training shall mean training of Riverstone employees offered by Aprisma under
---------
this Exhibit.

  Customer Use Training shall mean training given to an End User Customer of
  ---------------------
  Aprisma Products.

  Internal Technical Training shall mean training for Riverstone employees for
  ---------------------------
  non-sales related use of Aprisma Products by Enterasys.

  Pre-Sales Training shall mean training given to Sales Engineers regarding
  ------------------
  design and deployment of Aprisma Products.

  Sales Training shall mean training to Sales Representatives for sales to the
  --------------
  End User Customer.

EXHIBIT D            APRISMA SERVICES AGREEMENT

Any capitalized terms not defined in this Exhibit shall have the meanings ascribed to them in the MOA and the other Exhibits thereto. This Exhibit, together with the MOA, governs the sale of Aprisma Services to Riverstone. Definitions are contained in Section 3 below.

1.   Prices & Discounts:
-----------------------

Aprisma agrees to provide Aprisma Protection 1 ("AP1") for Aprisma Products sold by Riverstone under this MOA for twelve percent (12%) off the manufacturer's price published for such product on the Riverstone Price List, with the minimum discount for such price offered by Riverstone to be mutually agreed to by the parties.

2.   Special Terms:
------------------

The parties agree to comply with the special terms detailed below provided that no such term shall alter the terms of the MOA, or any other Exhibit to the MOA.

   1) Riverstone hereby agrees to provide Level 1 and Level 2 Support to all End User Customers under this MOA.
   _____________________________________________________________________
   _____________________________________________________________________

3.   Certain Defined Terms:
--------------------------

Capitalized Terms not defined herein shall have the meaning ascribed to them in the MOA and its other Exhibits.

Aprisma Protection 1 or "AP1" shall mean Level 1, Level 2, Level 3 and Level 4
-----------------------------
Support and Software Support

Discount shall mean the discounts set out in Section 1 of this Exhibit.
--------

End User Customer:  shall mean the customer which purchases the products
-----------------
directly from Riverstone for its specific ownership and internal use.

Level 1 Support shall mean the work performed in response to an End User
---------------
Customer's notification of a suspected problem. The services include, but may not be limited to, call logging and validation, determination whether solution is contained in technical information, and a review of a symptom/solutions database for known resolutions.

Level 2 Support shall mean specialist-level technical support, which may include
---------------
problem isolation, lab simulations, analysis of network traces, and remote diagnostics.

Level 3 Support shall mean specialist-level technical support and engineering
---------------
support provided to assist in the determination of a problem and to deliver a resolution

Level 4 Support shall mean up technical and engineering support provided to
---------------
assist in the determination of a problem and to deliver a resolution, including on-site troubleshooting, if the situation so requires.

Riverstone Price List shall mean the price list supplied to Aprisma under this
---------------------
Exhibit.

Software Support shall mean bugs fixes, and revisions including
----------------
enhancements/feature upgrades to Aprisma Products.

EXHIBIT E      APRISMA PRODUCTS REFERRAL AGREEMENT

Any capitalized terms not defined in this Exhibit shall have the meanings ascribed to them in the MOA and the other Exhibits thereto. This Exhibit, together with the MOA, governs the referral fees for sale of Aprisma Products to End User Customers identified by Riverstone for Aprisma. Definitions are contained in Section 3 below.

1.   Prices & Discounts:
-----------------------

Aprisma agrees to provide Riverstone a six percent (6%) Referral Fee on Net Revenue for sales of Aprisma Products to End User Customers where Riverstone has specifically Identified the End User Customer for Aprisma.

2.   Special Terms:
------------------

The parties agree to comply with the special terms detailed below provided that no such term shall alter the terms of the MOA, or any other Exhibit to the MOA.

  ___________________________________________________________________________
  ___________________________________________________________________________
  ___________________________________________________________________________
  ______________________________________________________

3.   Certain Defined Terms: Capitalized Terms not defined herein shall have the
--------------------------
meaning ascribed to them in the MOA and its other Exhibits.

End User Customer shall mean the customer which purchases the Aprisma Products
-----------------
directly from Aprisma for its specific ownership and internal use.

Aprisma Price List shall mean the price list provided to Riverstone by Aprisma.
------------------

Aprisma Products shall mean the Products listed on the Aprisma Price List.
----------------

Identified shall mean supplying Aprisma with the name and contact person for a
----------
specific End User Customer that was not already purchasing Aprisma Products from Aprisma and which results in actual sales of Aprisma Products to such End User Customer.

Net Revenue shall mean all revenue from the sale of all Aprisma Products to the
-----------
End User Customer.

Referral Fee shall mean payments for actual sales of Aprisma Products to an End
------------
User Customer by an Aprisma employee.